                                            EXHIBIT 21.1

SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization

Radnet Managed Imaging Services, Inc.	California
Radnet Management, Inc.	California
Radnet Management I, Inc.	California
Radnet Management II, Inc.	California
Radnet Sub, Inc.	California
Beach Imaging Group, LLC	California
Diagnostic Village, LLC	California
FRI II, Inc.	California
FRI, Inc.	California
Glendale Advanced Imaging Center, LLC	California
Mission Advanced Imaging Center, LLC	California
Orange County Radiation Oncology, LLC	California
Pacific Imaging Partners, Inc.	California
Rolling Oaks Imaging Corporation	California
Rolling Oaks Radiology, Inc.	California
Santa Monica Imaging Group, LLC	California
SoCal MR Site Management, Inc.	California
Valley Imaging Partners, Inc.	California
Ventura County Imaging Group, LLC	California
West Valley Imaging Group, LLC	California
RMIS Imaging Services, Inc.	Canada
Advanced Imaging Partners, Inc.	Delaware
Advanced NA, LLC	Delaware
American Radiology Services of Delaware, Inc.	Delaware
American Radiology Services LLC	Delaware
Arizona Diagnostic Radiology Group, LLC	Delaware
Arizona Imaging Services, LLC	Delaware
Community Imaging Partners, Inc.	Delaware
DeepHealth, Inc.	Delaware
Delaware Imaging Partners, Inc.	Delaware
Diagnostic Imaging Services, Inc.	Delaware
Ide Imaging Partners, Inc.	Delaware
Image Medical Corporation	Delaware
Mid Rockland Imaging Partners, Inc.	Delaware
Nulogix Health, Inc.	Delaware
Orange County Radiation Oncology, LLC	Delaware
PantheonXT Partners, LLC	Delaware
Quantib Inc.	Delaware
Radiologix, Inc.	Delaware
Radiology Alliance Delivery Systems, LLC	Delaware
Radiology and Nuclear Medicine Imaging Partners, Inc.	Delaware
Radsite LLC	Delaware
Raven Holdings U.S., Inc.	Delaware

RMI Scheduling, Inc.	Delaware
Simi Valley Imaging Group, LLC	Delaware
Treasure Coast Imaging Partners, Inc.	Delaware
Questar Imaging, Inc.	Florida
Questar Victorville, Inc.	Florida
Scriptsender, LLC	Florida
Kepdoktor Kft	Hungary
Advanced Imaging at Timonium Crossing, LLC	Maryland
Advanced Imaging Center at St. Joseph Medical Center, LLC	Maryland
Advanced PET Imaging of Maryland, L.P.	Maryland
Advanced Radiology, LLC	Maryland
Advanced /Upper Chesapeake Health Center, LLC	Maryland
Baltimore County Radiology, LLC	Maryland
Baltimore Washington Imaging Center, LLC	Maryland
Calvert Medical Imaging Centers, LLC	Maryland
Carroll County Radiology, LLC	Maryland
Franklin Imaging, LLC	Maryland
Greater Baltimore Diagnostic Imaging Partnership	Maryland
Montgomery Community Magnetic Imaging Center Limited Partnership	Maryland
Mount Airy Imaging Center, LLC	Maryland
Radiology Alliance Delivery System, LLC	Maryland
Radar Medical Systems, LLC	Michigan
DH AI International Holdings B.V.	Netherlands
Quantib B.V.	Netherlands
Quantib-U B.V.	Netherlands
Aidence B.V.	Netherlands
Aidence IP B.V.	Netherlands
Imaging On Call, LLC	New York
Imaging Services Company of New York, LLC	New York
Park West Circle Realty, LLC	New York
Garden State Radiology Network, LLC	New Jersey
Health Diagnostics of New Jersey, LLC	New Jersey
Integrated Health Network, Inc.	New Jersey
New Jersey Imaging Network, LLC	New Jersey
New Jersey Imaging Partners, Inc.	New Jersey
eRad, Inc.	Pennsylvania
Healthcare Rhode Island, LLC	Rhode Island
Roentgen Reinsurance Company, Ltd	Turks and Caicos
Aidence UK, Ltd	United Kingdom